UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 3, 2013

Hipcricket, Inc.
(Exact name of registrant as specified in Charter)

Delaware	333-57818	20-0122076
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

4400 Carillon Point
Kirkland, WA  98033
(Address of Principal Executive Offices)

(855) 423-5433
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On October 4, 2013, Hipcricket, Inc. (“we” or “us”) closed a $9.6 million financing transaction with 13 investors, each of whom is an “accredited investor” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).  The terms and conditions of the financing are set forth in the Securities Purchase Agreement dated as of October 3, 2013, between the Company and the investors.   The investors purchased units of our securities at $0.40 per unit.  Each unit consisted of one share of our common stock and a warrant to purchase 0.3 shares of our common stock.  An aggregate of 23,875,000 shares of our common stock and warrants to purchase up to 7,162,500 shares of our common stock were purchased in the financing.  The warrants have a five year term and an exercise price of $0.60 per share.

In connection with the financing, we entered into a Registration Rights Agreement dated as of October 4, 2013, with each investor pursuant to which we are required to file, and cause to become effective with the Securities and Exchange Commission, a registration statement covering the resale of all of the shares of common stock and shares of common stock underlying the warrants sold in the financing.

A copy of the Securities Purchase Agreement and the Registration Rights Agreement between the Company and the investors and the form of warrants issued to each investor in connection with the financing transaction are filed as exhibits to this report and are incorporated by reference herein.  The foregoing description of the Securities Purchase Agreement, the Registration Rights Agreement and the warrants does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements.

Item 2.02  Results of Operations and Financial Condition

On October 8, 2013, we issued a press release announcing the results of our operations for the second quarter ended August 31, 2013.  The full text of the press release is attached as an exhibit to this report.  The press release should be read in conjunction with the note regarding forward -looking statements, which is included in the text of the press release.

The information in this Item 2.02 and attached as Exhibit 99.1 to this report will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act  of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.  This information will not be incorporated by reference into any filing under the Securities Act or into another filing under the Exchange Act, unless that filing expressly incorporates this information by reference.

Item 3.02  Unregistered Sales of Equity Securities

As more fully described in Item 1.01 above, we issued an aggregate 23,875,000 shares of our common stock and warrants to purchase an aggregate of 7,162,500 shares of our common stock, for total gross proceeds of $9,550,000.  The warrants have a term of five years and have an exercise price of $0.60 per share of common stock.

The offer and sale of the common stock and warrants were not registered under the Securities Act, in reliance on the private offering exemption from registration provided by Section 4(a)(2) and/or Rule 506(b) of Regulation D under the Securities Act.  No advertising or general solicitation was employed in offering the securities.  Offers and sales were made to a limited number of persons, all of whom are “accredited investors,”  within the meaning of Rule 501(a) of Regulation D, and we have restricted transfer of the securities in accordance with the requirements of the Securities Act.

We also issued to the placement agent in the financing, for services rendered in connection with the financing and for previously rendered services, a 10-year warrant to purchase up to 596,875 shares of common stock and a 5-year warrant to purchase up to 106,293 shares of common stock, both warrants having an exercise price of $0.60 per share, and 354,310 shares of common stock.  The warrants and common shares issued and issuable to the placement agent do not have any registration rights.  The securities were issued to the placement agent in reliance on the same exemptions from registration relied upon for the financing.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

No.	Description
10.1	Securities Purchase Agreement dated as of October 3, 2013, by and among the Company and each purchaser identified on the signature pages thereof
10.2	Form of Investor Warrant to be issued to purchasers
10.3	Registration Rights Agreement dated as of October 4, 2013, by and among the Company and each purchaser identified on the signature pages thereto
99.1	Press Release issued October 8, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Hipcricket, Inc.
(Registrant)

Date: October 8, 2013	By:	/s/ Ivan E. Braiker
Ivan E. Braiker
President and Chief Executive Officer